UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2020

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

As of August 21, 2020, NantKwest, Inc. (the “Company”) entered into a definitive collaboration agreement (the “Collaboration Agreement”) with ImmunityBio, Inc., an affiliate of the Company, to pursue collaborative joint development, manufacturing and marketing of certain Covid-19 therapeutics and vaccines. The terms of the Collaboration Agreement supersede and replace the terms of the binding term sheet executed on May 22, 2020 as previously disclosed. Through their efforts, the parties agreed to jointly develop ceNK, haNK, mesenchymal stem cells (MSC), adenovirus constructs (Ad5), and N-803, a novel IL-15 cytokine superagonist, for the prevention and treatment of SARS-CoV-2 viral infections and associated conditions in humans, including without limitation, COVID-19. NantKwest will contribute the ceNK, haNK, MSC and certain of its manufacturing capabilities and ImmunityBio will contribute Ad5 and N-803. Ad5 will be developed as a vaccine, and ceNK, haNK, MSC and N-803 will each be developed as a therapeutic for treating COVID-19 at various stages of infection.

From and after the effective date of the Collaboration Agreement, the parties will share equally in all costs relating to developing and manufacturing of the product candidates globally. With the exception of N-803, NantKwest will be primarily responsible for the manufacture of the products. Each party will be responsible for the regulatory affairs and the commercialization relating to its contributed products. The global net profits from the collaboration products will be shared 60% / 40% in favor of the party contributing the product on which the sales are based except if the parties mutually agree because of certain circumstances. All net profits from sales of combined collaboration products will be shared equally. This collaboration will be supervised by the joint steering committee which will be comprised of an equal number of representatives from both parties.

The foregoing description of the Collaboration Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Collaboration Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, the terms of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: August 24, 2020	By:	/s/ Sonja Nelson
Chief Financial Officer